                                                                   EXHIBIT 99.1


                                  [BELK LOGO]

Contact:                                                           NEWS RELEASE
Steve Pernotto, Executive Vice President
Belk, Inc.
704-357-1064, Ext. 3618


                   BELK, INC. REPORTS IMPROVED PROFIT RESULTS
                       FOR SECOND QUARTER AND SIX MONTHS

         CHARLOTTE, N.C., September 5, 2003 -- Belk, Inc. today announced operating results for the second quarter and six months ended August 2, 2003.

         For the 13 weeks ended August 2, 2003, net income was $8.9 million compared to $3.8 million for the same prior-year period. Net income before certain items was $8.4 million compared to $8.0 million for the same prior-year period. The certain items include the after-tax effect of restructuring charges related to the company's merchandising and marketing consolidation and gains from the sale of property, equipment and investments. A detailed reconciliation of net income and net income before certain items for the second quarter and six months is found at the end of this release. Belk believes that this measure (net income before certain items) emphasizes the company's core ongoing operations and enables investors to perform meaningful comparisons of operating results between reporting periods. Net income is the most directly comparable accepted accounting principle (GAAP) measure.

         Second quarter sales totaled $492.1 million, down 0.65 percent from total sales of $495.3 million in the same prior-year period. On a comparable store basis, Belk's second quarter sales decreased 2.7 percent.

          John M. Belk, chairman and chief executive officer of Belk, Inc. commented, "Inventory management and expense control have enabled us to produce solid earnings during a challenging sales environment for our stores. We're also pleased and excited about our expansion into eight new markets this year. Our new Gulfport, Mississippi, store opened in March. New stores in Gallatin, Columbia and Springfield, Tennessee, and Lufkin, Texas, will open on September 10th, followed by stores in Destin, Florida and Hot Springs and Conway, Arkansas, on November 5th. With a total combined size of approximately 517,000 square feet of space, these stores will continue Belk's long-standing tradition of providing customers with the top fashion brands in convenient locations and the best in value, quality and service."


                                     -More-
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         Net income for the six months was $23.0 million compared to $21.1 million for the same prior-year period. Net income before certain items for the 26-week period was $22.5 million compared to $25.5 million for the same prior-year period.

         Total sales for the six months decreased $31.6 million, or 3.1 percent, to $994.8 million, compared to the same prior-year period. Comparable store sales decreased 5.1 percent for the 26-week period to $901.5 million.

         Belk, Inc. is the largest privately owned department store company in the United States. Founded in Monroe, N.C. in 1888 by the late William Henry Belk, it operates 214 stores in 13 southeastern and Mid-Atlantic States.



Note: Certain statements made in this Press Release are "forward-looking statements" within the meaning of the federal securities laws. Statements regarding future events and developments and the Company's future performance, as well as our expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. You can identify these forward-looking statements through our use of words such as "may," "will," "intend," "project," "expect," "anticipate," "believe," "estimate," "continue," or other similar words. Certain risks and uncertainties that may cause our actual results to differ significantly from the results we discuss in our forward-looking statements include, but are not limited to: our ability to execute our growth and expansion plans; changes in interest rates and in buying; charging and payment behavior among our customers; changes in the competitive environment of the department store and broader retail industry; the effectiveness of our merchandising and sales promotion strategies; seasonal fluctuations in sales and net income; our ability to contain costs and fully realize synergies from our distribution consolidations; and changes in accounting standards or legal or regulatory matters detailed in our filings with the Securities and Exchange Commission. We believe these forward-looking statements are reasonable. However, you should not place undue reliance on such statements. We undertake no obligation to publicly update or revise any forward-looking statement, even if future events or new information may impact the validity of such statements.


                                     # # #
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                          BELK, INC. AND SUBSIDIARIES
                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                  (UNAUDITED)


                                                                      Three Months Ended             Six Months Ended
                                                                   ------------------------      -------------------------
                                                                   August 2,      August 3,      August 2,       August 3,
                                                                     2003           2002           2003            2002
                                                                   ---------      ---------      ---------       ---------

(millions)
Revenues                                                            $492.1         $495.3         $994.8         $1,026.4
Cost of goods sold (including occupancy and buying expenses)         333.8          339.7          672.0            700.0
Selling, general and administrative expenses                         135.1          135.2          268.0            270.6
Restructuring charge                                                    --            7.3             --              7.3
                                                                    ------         ------         ------         --------
Operating Income                                                      23.2           13.1           54.8             48.5
Interest expense, net                                                (10.0)          (8.2)         (19.3)           (16.4)
Gain on property, equipment and investments                            0.8            0.7            0.9              0.3
Other income, net                                                      0.1            0.4            0.2              0.9
                                                                    ------         ------         ------         --------
Income before income taxes                                            14.1            6.0           36.6             33.3
Income taxes                                                           5.2            2.2           13.6             12.2
                                                                    ------         ------         ------         --------
Net Income                                                          $  8.9         $  3.8         $ 23.0         $   21.1
                                                                    ======         ======         ======         ========

Net income excluding the after tax effect of
     restructuring charges and gains from the sale of
     property, equipment and investments                            $  8.4         $  8.0         $ 22.5         $   25.5
                                                                    ======         ======         ======         ========


                          BELK, INC. AND SUBSIDIARIES
                        RECONCILIATION OF NET INCOME AND
                        NET INCOME BEFORE CERTAIN ITEMS
                                  (UNAUDITED)


                                                           Three Months Ended         Six Months Ended
                                                         ----------------------    -----------------------
                                                         August 2,    August 3,    August 2,     August 3,
                                                           2003         2002         2003          2002
                                                         ---------    ---------    ---------     ---------

(millions)
Net income                                                 $8.9         $3.8         $23.0         $21.1
Gain on property, equipment and investments, net of
  income tax expense                                       (0.5)        (0.4)         (0.5)         (0.2)
Restructuring charge, net of income tax benefit              --          4.6            --           4.6
                                                           ----         ----         -----         -----
Net income before certain items                            $8.4         $8.0         $22.5         $25.5
                                                           ====         ====         =====         =====